Exhibit 3.83

ARTICLES OF INCORPORATION

OF

CITA, INC.

The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of

(Indicate appropriate act)

☒ Indiana General Corporation Act	☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), execute the following Articles of Incorporation.

ARTICLE I

Name

The name of the Corporation is                         CITA, INC.

(The name must contain the word “Corporation” or “Incorporated”, or an abbreviation of one of they words )

ARTICLE II

Purposes

The purposes for which the Corporation is formed are:

The transaction of any or all lawful business for which corporations may be incorporated under the Indiana General Corporation Act, as amended.

ARTICLE III

Period of Existence

The period during which the Corporation shall continue is	perpetual
(perpetual or a gated period of time)

ARTICLE IV

Resident Agent and Principal Office

Section 1 Resident Agent. The name and address of the Corporation’s Resident Agent for service of process is

JOHN E. FULLER	9140 E. Raymond Street
(Name)	(Number and Street or Building)

Indianapolis	Indiana	46239
(City)	(State)	(Zip Code)

Section 2 Principal Office. The post office address of the principal office of the Corporation is

P.O. Box 39026	Indianapolis	Indiana	46239
(Number and Street or Building)	(City)	(State)	(Zip Code)

(The resident agent and principal office address must be located in Indiana.)

ARTICLE V

Authorized Shares

Section 1 Number of Shares

The total number of shares which the Corporation is to have authority to issue is 1000.

A. The number of authorized shares which the corporation designates as having par value is -0- with a par value of $ N/A .

B. The number of authorized shares which the corporation designates as without par value is 1000.

Section 2 Terms of Shares (if any).

The authorized shares of capital stock of the Corporation shall be of one class and kind, having the same rights and privileges.

ARTICLE VI

Requirements Prior To Doing

The Corporation will not commence business until consideration of the value of at least $1,000 lone thousand dollars) has been received for the issuance of shares.

ARTICLE VII

Director(s)

Section 1 Number of Directors. The initial Board of Directors is composed of three member(s) The number of directors may be from time to time fixed by the By-Laws of the Corporation at an) number In the absence of a By-Law fixing the number of directors, the number shall be three

Section 2 Names and Post Office Addresses of the Director(s). The name(s) and post dice address(es) of the initial Board of Director(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
JOHN E. FULLER	9140 E. Raymond Street	Indianapolis	IN	46239
D. MICHAEL HOCKETT	Shancrest Hill	Indianapolis	IN	46239
SUSAN E. FULLER	9140 E. Raymond Street	Indianapolis	IN	46239

Section 3 Qualification, of Directors (if any):

NONE.

ARTICLE VIII

Incorporator(s)

The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

Name	Number and Street or Building	City	State	Zip Code
THOMAS P. WELIEVER	5101 Madison Avenue	Indianapolis	IN	46227

ARTICLE IX

Provisions for Regulation of Business

and Conduct of Affairs of Corporation

(“Powers” of the Corporation, its directors or shareholders)

(Attach additional pages, if necessary)

Meetings of Shareholders:	Meetings of shareholders of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the Bylaws and specified in the notices of such meetings.

Meetings of Directors:	Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana as may be authorized by the Bylaws and specified in the notices of such meetings.

Power to Acquire Its Own Shares:	The Corporation shall have the power to purchase its own shares to the extent of unreserved and unrestricted capital and earned surplus available thereto.

THIS DOCUMENT MUST BE SIGNED BY ALL INCORPORATORS.

I (We) hereby verify subject to penalties of perjury that the facts contained herein are true. (Notarization not necessary)

/s/ Thomas P. Weliever	THOMAS P. WELIEVER
(Written Signature)	(Printed Signature)

(Written Signature)	(Printed Signature)

(Written Signature)	(Printed Signature)

This instrument was prepared by THOMAS P. WELIEVER, Attorney at Law

                    (Name)

5101 Madison Avenue	Indianapolis	Indiana	46227
(Number and Street or Building)	(City)	(State)	(Zip Code)

ARTICLES OF AMENDMENT OF THE	Provided by: JOSEPH H. HOGSETT
ARTICLES OF INCORPORATION	SECRETARY OF STATE OF INDIANA
State Form 38333 (RS / 9-91)	CORPORATIONS DIVISION
State Board of Accounts Approved 1988	302 W. WASHINGTON ST RM 5018
INDIANAPOLIS, IN 48204
TELEPHONE: (317) 232-5578

INSTRUCTIONS: Use 8 1/2 x 11 inch white paper for inserts. Filling requirements - Present original and one copy to addres in upper right corner of this form.	Indiana Code 23-1-38-1 et seg FILING FEE $30.00

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF:

CITA, INC.

The undersigned officers of

CITA, Inc.

(hereinafter referred to art the “Corporation”) existing pursuant to the provisions of:

(Indicate appropriate act)

☒ Indiana Business Corporation Law	☐ Indiana Professional Corporation Act of 1903

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of the Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

SECTION 1	The date of incorporation of this corporation is: January 26, 1987
SECTION 2	The name of the corporation following this amendment to the Articles of Incorporation is: Automotive Finance Corporation

SECTION 3

The exact text of Article(s) I                                                                                  of the Articles of Incorporation is now as follows:

ARTICLE I

Name

The name of the Corporation is Automotive Finance Corporation

SECTION 4 Date of each Amendment’s Adoption:

December 1, 1993

ARTICLE II Manner of Adoption end Vote

SECTION 1 Action by Directors.

The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article(s) I of the Articles of incorporation and directing a meeting of the Shareholders, to be held on                                 , allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (Select appropriate paragraph)

(a) Vote of the Board Of Director at a Meeting held on                      , 19         , at which a quorum of ouch Board was present.

(b) Written consent executed on December 1, 1993, and signed by all members of the Board of Directors.

SECTION 2 Action by Shareholders:

The Shareholders of the Corporation entitled to vote In respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by: (Select appropriate paragraph)

(a) Vote of such Shoreham during the meeting called by the Board of Directors. The result of such vote is as follows.

TOTAL

SHAREHOLDERS ENTITLED TO VOTE:

SHAREHOLDERS VOTED IN FAVOR.

SHAREHOLDERS VOTED AGAINST,

(b) Written consent executed on December 1, 1993, and signed by all such Shareholders

SECTION 3 Compliance with Legal Requirements.

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By Law of the Corporation.

I hereby verify subject to the penalties of perjury that the statements contained are true this 1st day of December 1993

Current Officer’s Signature	Officers Name Printed

/s/ John E. Fuller	John E. Fuller
Officer’s Title
President

ARTICLES OF AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION OF AUTOMOTIVE FINANCE CORPORATION

The undersigned officer of:

AUTOMOTIVE FINANCE CORPORATION

(the “Corporation”) existing pursuant to the provisions of:

Indiana Business Corporation Law

(IND. CODE § 23.1 et seq.), as amended

(the “Act”) desiring to give notice of corporate action effectuating amendment and restatement of certain provisions of its Articles of Incorporation certifies the following facts:

ARTICLE 1 — Amendment

SECTION 1: The date of incorporation of the Corporation is:

January 26, 1987

SECTION 2; The name of the Corporation following this amendment and restatement of its Articles of Incorporation is:

Automotive Finance Corporation

SECTION 3: The exact text to the Amended and Restated Articles of Incorporation is now as follows:

See Exhibit A attached hereto and incorporated by reference herein.

ARTICLE II — Manner of Adoption and Vote

SECTION 1: Action by Directors

The Board of Directors of the Corporation duly adopted written resolutions proposing to amend and restate the terms and provisions of the Articles of Incorporation and directing a meeting of the Shareholders to be held on October 1, 1998, allowing such Shareholders to vote on the proposed amendment.

The resolutions were adopted by a unanimously executed written consent dated ☐ October 1, 1998.

SECTION 2: Action by Shareholders

The Shareholders of the Corporation entitled to vote with respect to the Articles of Amendment and Restatement adopted the proposed amendment. The amendment was adopted by a unanimously executed written consent dated October 1, 1998.

ARTICLE III — Compliance

SECTION 1: Compliance with legal requirements:

The manner of the adoption of the Amended and Restated Articles of Incorporation and I the vote by which they were adopted constitute full legal compliance with the provisions 1 of the Act, the Articles of Incorporation, and the Code of By-Laws of the Corporation.

I hereby verify that the facts contained herein are true:

/s/ Bradley A. Todd
Bradley A. Todd, Executive Vice President

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

AUTOMOTIVE FINANCE CORPORATION

ARTICLE I

Corporate Name

The name of the Corporation is Automotive Finance Corporation

ARTICLE II

Purposes

This Corporation is formed for the purpose of transacting any or all lawful business for which corporations may be incorporated under the Act. The Corporation shall have the same capacity to act as possessed by natural persons and shall have and exercise all powers granted to business corporations formed under the Act and permitted by the laws of the State of Indiana in force from time to time hereafter, including, but not limited to, the general rights, privileges and powers set out in the Act, the power to enter into and engage in partnerships and joint ventures, and to act as agent. The Corporation shall have the power and capacity to engage in all business activities, either directly or through any person, firm, entity, trust, partnership or association

ARTICLE III

Term of Existence

The period during which the Corporation shall continue is perpetual

ARTICLE IV

Registered Office and Registered Agent

The street address of the registered office of the Corporation is 310 East 96th Street, Suite 300, Indianapolis, IN 46240, and the name of the registered agent at that address is Joel G Garcia.

ARTICLE V

Authorized Shares

The total number of shares which the Corporation is authorized to issue is one thousand (1,000) shares consisting of one thousand (1,000) nonassessable shares without par value

ARTICLE VI

Terms of Authorized Shares

Section 6.01. Terms. All shares are of one and the same class with equal rights, privileges, powers, obligations, liabilities, duties and restrictions. These shares may be issued for any consideration consistent with the Act, including tangible or intangible property or benefit to the Corporation, at such price and amount per share as may be determined by the Board of Directors,

Section 6.02. Dividends, The shareholders shall be entitled to receive dividends as declared by the Board of Directors in accordance with the Act; dividends may be paid in cash, property or in authorized but unissued shares of the Corporation.

Section 6.03. Payment on Dissolution. In the event of voluntary or involuntary dissolution of the Corporation, the shareholders shall be entitled, after payment of all debts and liabilities of the Corporation, to share ratably in the remaining assets of the Corporation.

ARTICLE VII

Voting Rights

Section 7.01. Voting Rights. Every shareholder of the Corporation shall have the right. at every shareholder’s meeting, to one vote for each share standing in the shareholder’s name on the books of the Corporation as of the record date for such meeting.

Section 7.02. Shareholder Action. Except as otherwise provided in the Act or these Articles of Incorporation, all actions taken by the shareholders shall be by a majority vote of the number of shares entitled to vote, including but not limited to an election of directors.

ARTICLE VIII

Board of Directors

The number of directors shall be fixed by the By-Laws of the Corporation

ARTICLE IX

Certificates for Shares

Each shareholder shall be entitled to a certificate certifying the number of shares owned by such shareholder in the Corporation.

ARTICLE X

Indemnification

The Corporation shall indemnify any person made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Corporation against all liability and reasonable expense incurred or suffered by such person in connection therewith, if:

(a)	the individual’s conduct was in good faith; and

(b)	the individual reasonably believed:

(i)	in the case of conduct in the individual’s official capacity with the Corporation, that the individual’s conduct was in its best interests; and

(ii)	in all other cases, that the individual’s conduct was at least not opposed to the Corporation’s best interests; and

(c)	in the case of any criminal proceeding, the individual either:

(i)	had reasonable cause to believe the individual’s conduct was lawful; or

(ii)	had no reasonable cause to believe the individual’s conduct was unlawful.

The terms used in this Article X shall have the same meaning as set forth in IC 23-1-37. Nothing contained in this Article X shall limit or preclude the ability of the Corporation to otherwise indemnify or to advance expenses to any director or officer.